Exhibit 10.1

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”) is entered into as of March 28, 2018 among SharpSpring, Inc., a Delaware corporation (the “Company”), and SHSP Holdings, LLC, a Delaware limited liability company (“Investor”).

BACKGROUND

A.          The Board of Directors of the Company has authorized the issuance to Investor of a Convertible Promissory Note in the principal amount of $8,000,000 in the form attached hereto as Exhibit A (the “Note”).

B            Investor desires to purchase the Note on the terms and conditions set forth in this Agreement.

C.           Concurrently with the issuance of the Note, the Company, Investor and certain officers of the Company will enter into an Investors’ Rights Agreement substantially in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”).

D.           Concurrently with the issuance of the Note, Investor and Western Alliance Bank will enter into a Subordination Agreement substantially in the form attached hereto as Exhibit C (the “Subordination Rights Agreement”).

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.           DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as it may be amended.

               “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Agreement” has the meaning set forth in the preamble.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the preamble.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Note.

“Investor” has the meaning set forth in the preamble.

“Investors’ Rights Agreement” has the meaning set forth in the recitals.

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including any federal and state securities Laws.

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement and to perform its obligations under the Note or the Investors’ Rights Agreement; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any changes in applicable Laws or accounting rules, including GAAP; (vi) the public announcement or completion of the transactions contemplated by this Agreement; (vii) actions taken by the Company in compliance with the terms of this Agreement, the Note or the Investors’ Rights Agreement, provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industry in which the Company operates.

“Note” has the meaning set forth in the recitals.

“PIK Notes” means any additional convertible promissory notes issued by the Company in payment of interest under the Note or any other PIK Note.

“Proceedings” has the meaning set forth in Section 3.6.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5(a).

“Stockholder Approval Requirement” has the meaning set for in Section 3.2.

               “Subordination Agreement” has the meaning set forth in the recitals.

“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

2.           PURCHASE AND SALE OF THE NOTE.

2.1           Purchase and Sale of the Note. Subject to the terms and conditions set forth herein, concurrently with the execution hereof, the Company shall issue and sell to Investor, and Investor shall purchase from the Company, a Note in the principal amount of Eight Million Dollars ($8,000,000). Concurrently with the issuance and sale of the Note, (i) Investor shall pay Eight Million Dollars ($8,000,000) to the Company, by wire transfer of immediately available funds and (ii) the Company shall deliver to Investor the Note being purchased by Investor.

2.2           Investors’ Rights Agreement. Concurrently with the issuance and sale of the Note, the Company, Investor and certain officers of the Company will execute and exchange the Investors’ Rights Agreement.

2.3        Subordination Agreement. Concurrently with the issuance and sale of the Note, the Investor will execute and exchange with Western Alliance Bank the Subordination Agreement, and the Company and certain of its subsidiaries will acknolwedge and agree to the terms thereof.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Investor and covenants with Investor that, except as is set forth in the Disclosure Letter being delivered to Investor as of the date hereof, the following representations and warranties are true and correct:

3.1         Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2         Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute this Agreement, the Investors’ Rights Agreement and the Note, to issue and sell the Note pursuant hereto, and to perform its obligations under this Agreement, the Investors’ Rights Agreement and the Note. The execution and delivery of this Agreement, the Investors’ Rights Agreement and the Note by the Company and the issuance and sale of the Note pursuant hereto, including without limitation the reservation of the Conversion Shares for future issuance, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or, subject to the requirement for future stockholder approval described in Section 2.12 of the Note (the “Stockholder Approval Requirement”), its stockholders in connection therewith. This Agreement, the Investors’ Rights Agreement, the Subordination Agreement and the Note have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3           No Conflicts. The execution, delivery and performance of this Agreement, the Investors’ Rights Agreement, the Subordination Agreement and the Note by the Company and the issuance and sale of the Note hereunder will not (i) conflict with or result in a violation of the Company’s Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party, or (iii) subject to the making of the filings referred to in Section 5, and subject to the Stockholder Approval Requirement, violate in any material respect any Law or any rule or regulation of the Nasdaq Stock Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5 and subject to the Stockholder Approval Requirement, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Nasdaq Stock Market) in connection with the issuance of the Note and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Note) and (ii) the issuance of the Note and the issuance of the Conversion Shares upon the conversion of the Note will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

3.4           Capitalization and Subsidiaries.

(a)           The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Common Stock; and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”). As of the close of business on March 26 2018: (A) 8,446,740 shares of Common Stock were issued and outstanding (not including shares held in treasury); (B) 20,000 shares of Common Stock were issued and held by the Company in its treasury; and (C) no shares of Preferred Stock were issued and outstanding or held by the Company in its treasury; and since March 26, 2018 and through the date of this Agreement, no additional shares of Common Stock or Preferred Stock have been issued. As of the date of this Agreement, an aggregate of 80,937 shares of Common Stock are reserved for issuance pursuant to stock option awards not yet granted under the Company’s equity compensation plans, and 1,517,450 shares of Common Stock are reserved for issuance pursuant to outstanding options to purchase Common Stock granted under the Company’s equity compensation plans. The Company has duly reserved 1,066,667 shares of Common Stock for issuance upon conversion of the Note. The Conversion Shares, when issued upon conversion of the Note in accordance with its terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. No shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company’s Certificate of Incorporation, as amended, and Bylaws on file on the SEC’s EDGAR website are true and correct copies of the Company’s Certificate of Incorporation and Bylaws as in effect as of the date hereof. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws.

(b)           Schedule 3.4(b) lists each subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) and indicates for each Subsidiary (i) the authorized capital stock of such Subsidiary as of the date hereof, (ii) the number and kind of shares or other ownership interests of such Subsidiary that are issued and outstanding as of the date hereof, and (iii) the owner of such shares or other ownership interests. No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

(c)           Except (i) as provided in the Asset Purchase Agreement dated as of August 12, 2014 between SharpSpring, LLC and SMTP, Inc. and (ii) for the Investors’ Rights Agreement, neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. There are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

3.5           SEC Documents; Financial Statements.

(a)           As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, and audited by a firm that is a member a member of the Public Companies Accounting Oversight Board consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to Investor in connection with Investor’s purchase of the Note which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(c)           The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6         Litigation and Regulatory Proceedings. There are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7          No Undisclosed Events, Liabilities or Developments. No event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (i) would reasonably be anticipated to have a Material Adverse Effect or (ii) would be required to be disclosed by the Company under applicable securities Laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.8           Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Nasdaq Stock Market. The Company is not aware of any facts which could reasonably be anticipated to lead to a delisting of the Common Stock by the Nasdaq Stock Market in the future.

3.9            Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10           Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. To the Company’s knowledge, neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11           Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (i) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (ii) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

3.12           Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13           Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14           Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15           No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (i) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (ii) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.16           Taxes. The Company and the Subsidiaries have made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or any Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, the knowledge of the Company, there is no basis for any such claim.

3.17           Certain Transactions. Other than as disclosed in the SEC Documents, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee of thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.18           No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Note pursuant to this Agreement.

3.19           Acknowledgment Regarding Investor’s Purchase of the Note. The Company’s Board of Directors has approved the execution of this Agreement, the Investors’ Rights Agreement and the Note and the issuance and sale of the Note based on its own independent evaluation and determination that the terms of this Agreement, the Investors’ Rights Agreement and the Note are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company is entering into this Agreement, the Investors’ Rights Agreement and the Subordination Agreement and is issuing and selling the Note voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review this Agreement, the Investors’ Rights Agreement, the Subordination Agreement and the Note and advise the Company with respect thereto. The Company acknowledges and agrees that Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Note and the transactions contemplated hereby and that neither Investor nor any person affiliated with Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of this Agreement or the Investors’ Rights Agreement or the issuance of the Note or any other transaction contemplated hereby.

3.20           No Brokers’, Finders’ or Other Advisory Fees or Commissions. Other than certain fees payable to one advisory firm with respect to advisory services provided to the Company in connection with the transactions contemplated by this Agreement, no brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Note or any of the other transactions contemplated by this Agreement.

4.           REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor represents and warrants to the Company as follows:

4.1           Organization and Qualification. Investor is a limited liability company, duly organized and validly existing in good standing under the laws of the State of Delaware.

4.2           Authorization; Enforcement; Compliance with Other Instruments. Investor has the requisite power and authority to enter into this Agreement and the Investors’ Rights Agreement and to execute the Note, and to perform its obligations under this Agreement, the Investors’ Rights Agreement and the Note. The execution and delivery by Investor of this Agreement, the Investors’ Rights Agreement and the Note have been duly and validly authorized by Investor’s governing body and no further consent or authorization is required. This Agreement, the Investors’ Rights Agreement and the Note have been duly and validly executed and delivered by Investor and constitute valid and binding obligations of Investor, enforceable against Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3           No Conflicts. The execution, delivery and performance of this Agreement, the Investors’ Rights Agreement and the Note by Investor and the purchase of the Note by Investor will not (i) conflict with or result in a violation of Investor’s organizational documents, (ii) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which Investor is a party, or (iii) violate any Law applicable to Investor or by which any of Investor’s properties or assets are bound or affected. Except for the Stockholder Approval Requirement, no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Note and the other transactions contemplated by this Agreement.

4.4           Investment Intent; Accredited Investor. Investor is purchasing the Note for its own account, for investment purposes, and not with a view towards distribution. Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Note and the Conversion Shares and making an informed investment decision, (ii) protecting its own interests and (iii) bearing the economic risk of such investment for an indefinite period of time.

4.5           Opportunity to Discuss. Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, Investor has relied solely on its own due diligence performed on the Company by its own representatives.

5.           COVENANTS.

5.1           Covenants of the Company.

(a)           The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon conversion of the Note and any PIK Notes at any time. If the Company determines at any time that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.1, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking stockholder approval for the authorization of such additional shares.

(b)           Promptly following the Closing (and in any event within the time period required by applicable Law), the Company will (i) file a Current Report on Form 8-K describing the terms of the transaction contemplated by this Agreement, (ii) file a Form D with the SEC with respect to the issuance and sale of the Note, and (iii) file any and all other notice filings that may be required under any applicable state securities Laws with respect to the issuance and sale of the Note.

(c)           The Company will use the proceeds from the sale of the Note for general corporate and working capital purposes.

5.2           Covenants of Investor.

(a)           Promptly following the Closing (and in any event within the time period required by applicable Law), Investor will make all required filings under Section 13 and Section 16 of the 1934 Act reporting its ownership of the Note and its right to acquire the Conversion Shares upon the conversion thereof.

(b)           So long as Investor continues to hold the Note or any portion thereof, Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock and will not, either directly or indirectly through its Affiliates, principals or advisors, engage in any short sales or other similar hedging transactions with respect to the Common Stock.

6.           GENERAL PROVISIONS

6.1           Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

6.2           Expenses. The Company and Investor shall each pay their own fees and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

6.3           Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

6.4           Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

6.5           WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

6.6           Entire Agreement. This Agreement, the Investors’ Rights Agreement and the Note constitute the full and final agreement of the Company and Investor with respect to the subject matter hereof and thereof.

6.7           Amendments. No provision of this Agreement may be amended other than by an instrument in writing signed by the party against which such amendment is to be enforced. No provision of this Agreement may be waived other than by an instrument in writing signed by the party against which enforcement of such provision is sought.

6.8           Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and Investor and their respective successors and assigns.

6.9           Publicity. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such prior consent shall be required if such disclosure is required by Law, in which such case the disclosing party shall provide the other party with prior notice of such public statement to the extent practicable. Investor acknowledge that the Company may be required to file copies of this Agreement, the Investors’ Rights Agreement and the Note as exhibits to, and to include descriptions of the material terms of such documents and the transactions contemplated by this Agreement in, reports or registration statements filed or furnished under the 1933 Act or the 1934 Act.

6.10         Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.11         Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Convertible Note Purchase Agreement as of the date first set forth above.

COMPANY:	INVESTOR:

SHARPSPRING, INC.	SHSP HOLDINGS, LLC

By: /s/ Richard A. Carlson	By: /s/ Daniel Allen
Name: Richard A. Carlson	Name: Daniel Allen
Title: CEO and President	Title: Manager

[Signature Page of Convertible Note Purchase Agreement]

EXHIBIT A

FORM OF CONVERTIBLE NOTE

EXHIBIT B

FORM OF INVESTORS’ RIGHTS AGREEMENT

EXHIBIT C

FORM OF SUBORDINATION AGREEMENT

14